Exhibit 99.1

August 26, 2013

Dear Shareholder,

A few months ago I joined As Seen on TV as your CEO, and now I want to give you an update on our significant progress across a number of fronts and our vision for the future of the business. Leading this company and developing its unique assets is a rare opportunity. The management team and I are more excited than ever about what lies ahead. As we continue to build upon our access to creative inventors, celebrities, product partners, and our own multi-channel distribution platforms, we’re uniquely positioned to become the leading product partner and distributor in the As Seen on TV category – bar none.

First, what have we been doing? Since joining, we’ve evaluated all aspects of our operations in order to improve customer satisfaction, reduce costs, and focus on the right opportunities to leverage our core assets. This has allowed us to realign our organization and conserve its precious resources. For example, we rapidly integrated eDiets into the As Seen on TV business and significantly cut our overhead cost to just one-third of what it was a few months ago. We’ve saved approximately $2.7M annually through vendor pruning, lease renegotiations, an office closure, and systems and IT integrations. Further, our current staff levels are just 11 full time employees versus 77 in May. We made difficult decisions that reflect our approach of methodically partnering with outsourced specialists in order to scale our businesses while emphasizing variable, controllable costs over fixed costs. While reducing revenues in the short-term, we believe the results down the road will demonstrate how we’ve shifted our resources to the most promising opportunities while making our business more efficient and effective.

Second, where are we going?  While improving our efficiency, we’ve also been focused on our effectiveness and growth. We’ve invigorated our management team with a few key, critical additions. We’ve rejuvenated our brands and even the familiar logos of As Seen on TV and eDiets. We’ve built a cloud-based digital and mobile foundation that will scale as our brands and anticipated sales expand. And we expect to maximize our core assets including the high consumer awareness of our brand, traffic to our market-leading As Seen on TV website, the thousands of inventor ideas we receive each year, and the universe of celebrities and brands who approach us regularly looking for live shopping and product partners to expand their reach and audiences. Each of these independently represents great opportunity.

Let me outline a few more specific examples of our efforts in three essential areas.

14044 Icot Blvd Clearwater, FL 33760 Telephone (727) 451-9510 | Fax (727) 330-7843 www.AsSeenOnTV.com

Our digital platform and brand awareness. We’re blessed to have a number of well-known brands such as As Seen on TV and eDiets. We are moving our distinct brands to cloud-based IT and social platforms to reduce costs while improving our reach and visibility especially when consumers are increasingly purchasing via mobile devices. In fact, over 50% of our eDiets visitors now use mobile devices to reach us. We believe there’s a stronger future for eDiets as a primarily digital business, and we are repositioning our offering closer to its original goal of supporting busy, active folks looking for personalized diet plans. We expect to launch a new, significantly different eDiets over the next few weeks. Further, our As Seen on TV website is by far the leading destination for As Seen on TV shoppers.  Google reports over 800,000 As Seen on TV related term searches each month! We can capture a much greater portion of that growing consumer interest and demand. Behemoth retailers such as Walmart, CVS, Walgreens and Target are all expanding their retail presences in the As Seen on TV category, but our site still remains the leading online destination. Our challenge now is to supply the organic demand and improve the monetization of this valuable asset, and we expect to do so.

Inventors and crowdfunding. We literally receive thousands of new product ideas each year from determined inventors. This fact will enable us to develop a large roster of licensed products that we will build with our partners into a portfolio of products in a number of categories. And, as you may have seen in leading publications such as the Wall Street Journal, Washington Post, Entrepreneur, and TheStreet.com, we’re soon to launch our own crowdfunding platform specifically tailored to the As Seen on TV marketplace.  Our platform will allow consumers to pre-purchase selected products they love and want to have. This should expand our already strong brand position in the entrepreneur and inventor worlds, shorten product-testing periods, and reduce the capital required to develop new products. It’s a privilege to work alongside these amazing inventors.  Our new crowdfunding platform, expected to launch this fall, should help us extend our visibility and lead in this sector.

TV Goods and live shopping. We’ve continued to build upon our superior relationships with live shopping organizations such as QVC, HSN, and ShopNBC, both in the US and abroad. Live shopping attracts consumers as well as product owners and celebrities eager to join in on the selling fun. Recently, our product line TRUHair was a featured sellout on QVC Italy. Live shopping is truly changing the way consumers seek and buy products worldwide. In essence, it has become entertainment commerce. Our past success and our experienced team provide an increasing number of opportunities in this channel. There is a natural flow of partners seeking to work with TV Goods, our live shopping division, and this has become more pronounced as Reality TV has spawned a vast number of celebrities and their agents from that genre looking to monetize their fame. TV Goods has a track record of success here and we will build on it.

14044 Icot Blvd Clearwater, FL 33760 Telephone (727) 451-9510 | Fax (727) 330-7843 www.AsSeenOnTV.com

I’ve outlined where As Seen on TV was and where it is now headed as a company. The past few months have posed some challenges that have largely been overcome. With our corporate repositioning mostly behind us, an experienced management team in place, and huge opportunities on the horizon for our business, we’re more than eager to roll out and execute our plans over the next few months.

Please stay tuned for future announcements from As Seen on TV.  In the meantime, thank you for your ongoing support and for helping us put smiles on the faces of the consumers we serve.

Sincerely,

Ronald C. Pruett, Jr.

Chief Executive Officer

Cautionary Note and Statement for the Purposes of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995
The letter to shareholders contains forward-looking statements with respect to (i) our access to creative inventors, celebrities and product partners, and the functionality of our multi-channel distribution platform, (ii) our ability to scale our businesses by shifting our resources to other opportunities, (iii) the impact on our business of cost-cutting, personnel and resource allocation decisions, (iv) our ability to take advantage of opportunities, including our cloud-based digital and mobile foundation, consumer awareness of our brand, traffic to our websites, inventor ideas we receive and potential partners interested in working with us, (v) the impact of our planned crowd-funding platform, and (vi) our ability to successfully develop market and sell products through direct response, live shopping and over the internet. Some factors which could possibly affect these forward-looking statements include (1) our ability to raise additional capital; (2) our ability to maintain compliance with applicable regulatory requirements; (3) our ability to attract and retain customers in a profitable manner; (4) our ability to accurately assess market demand for our products; (5) our ability to sufficiently increase our revenues and maintain expenses and cash capital expenditures at appropriate levels; and (6) the state of the credit markets and capital markets, including the level of volatility, illiquidity and interest rates. Actual results may differ materially from these expectations, estimates and projections and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and difficult to predict. The foregoing factors (among others) could cause actual results to differ materially from those set forth in the forward-looking statements. In accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, As Seen On TV, Inc. has included in attached Form 10-K for the fiscal year ended March 31, 2013, cautionary language identifying other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

14044 Icot Blvd Clearwater, FL 33760 Telephone (727) 451-9510 | Fax (727) 330-7843 www.AsSeenOnTV.com